EXHIBIT 4.90
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                                 AMENDMENT NO. 6


                                       TO


               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT


                          dated as of December 12, 2002


                                      among


                            RENTAL CAR FINANCE CORP.,
                                   as Lessor,


                              DTG OPERATIONS, INC.,
                            as a Lessee and Servicer,


                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                            as a Lessee and Servicer,


                                       and


                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                        as Master Servicer and Guarantor




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



                                 AMENDMENT NO. 6
              TO MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

          This Amendment No. 6 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 12, 2002 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation, as Lessor ("Lessor"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation, as a Lessee and Servicer ("Dollar"), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation, as a Lessee and Servicer ("Thrifty") (Dollar and Thrifty are collectively referred to herein as the "Lessees"), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as Master Servicer and Guarantor (in such capacity, the "Guarantor") (Lessor, Lessees and the Guarantor are collectively referred to herein as the "Parties").

                                    RECITALS

     A. Lessor, Lessees and the Guarantor entered into that certain Master Motor Vehicle Lease and Servicing Agreement, dated as of March 4, 1998, as subsequently amended by Amendment No. 1 to Master Motor Vehicle Lease and
Servicing Agreement, dated as of November 19, 1998, Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement, dated as of November 9, 2000, Amendment No. 3 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 14, 2000, Amendment No. 4 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 31, 2001, and Amendment No. 5 to Master Motor Vehicle Lease and Servicing Agreement, dated as of January 31, 2002 (collectively, the "Master Lease"); and

     B.   The Parties wish to amend the Master Lease as provided herein.

          NOW THEREFORE, the Parties hereto agree as follows:

          1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meanings contained in the Master Lease.

          2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the parties hereto hereby agree to amend the Master Lease as follows:

               a. All references to "Dollar Rent A Car Systems, Inc." in the Master Lease and all agreements entered into in connection therewith shall be deemed to be "DTG Operations, Inc.".

               b. Effective January 1, 2003, all references to "Thrifty" and "Thrifty Rent-A-Car System, Inc." in the Master Lease shall be deleted in their entirety and from and after January 1, 2003, Thrifty shall be removed as a party to the Master Lease and shall have no further obligations thereunder, other than any obligations arising prior to January 1, 2003.

          3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective upon the execution hereof by the parties hereto and then only with respect to the provisions of the Master Lease specifically referred to herein, and any references in the Master Lease to the provisions of the Master Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

          4. Applicable Provisions. Pursuant to Section 22 of the Master Lease, the Lessor, the Lessees and the Guarantor may enter into an amendment to the Master Lease provided that the Master Collateral Agent and the Trustee, the Required Group II Noteholders and each Enhancement Provider with respect to each Series of Notes included in Group II consent thereto in writing; provided, that, Sections 8.04(a) and 8.04(b) of the Note Purchase Agreement, dated as of December 15, 2000, as amended, among the Lessor, the Guarantor, the entities party thereto as Conduit Purchasers, the entities party thereto as Committed Purchasers, the entities party thereto as Managing Agents and The Bank of Nova Scotia, as Administrative Agent, provide, in part, that neither the Lessor nor the Guarantor will make, or permit the Lessees to make, any amendment to any Series Document (i) without the prior written consent of each Managing Agent and
(ii) if such amendment may be made with the prior consent of the Required Group II Noteholders, without the prior written consent of the Series 2000-1 Required Noteholders (as defined in the Series 2000-1 Supplement, dated as of December 15, 2000, as amended, between the Lessor and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas)), respectively.

          5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

          6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

          7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                               [signatures follow]

     IN WITNESS THEREOF, the Parties have caused this Amendment to be duly executed by their respective officers thereunto duty authorized, as of the date first above written.

                                             LESSOR:
                                             ------

                                             RENTAL CAR FINANCE CORP.


                                             By:________________________________
                                                Pamela S. Peck
                                                Vice President and Treasurer


                                             LESSEES:
                                             -------

                                             DTG OPERATIONs, INC., formerly
                                                known as Dollar Rent A Car
                                                Systems, Inc.


                                             By:________________________________
                                                Michael H. McMahon
                                                Treasurer


                                             THRIFTY RENT-A-CAR SYSTEM, INC.


                                             By:________________________________
                                                Pamela S. Peck
                                                Treasurer


                                             GUARANTOR:
                                             ---------

                                             DOLLAR THRIFTY AUTOMOTIVE GROUP,
                                                INC.


                                             By:________________________________
                                                Pamela S. Peck
                                                Treasurer

     The following hereby consent to the foregoing Amendment as of the date first above written.

                                             MASTER COLLATERAL AGENT AND
                                             ---------------------------
                                                TRUSTEE:
                                                -------

                                             DEUTSCHE BANK TRUST COMPANY
                                                AMERICAS, formerly known as
                                                Bankers Trust Company


                                             By:________________________________
                                                Name:
                                                Title:

                                             GROUP II NOTEHOLDERS:
                                             --------------------

                                             BANK ONE, NA, in its capacity as
                                                Managing Agent and as a Series
                                                2000-1 Noteholder


                                             By:________________________________
                                                Name:
                                                Title:

                                             THE BANK OF NOVA SCOTIA, in its
                                                capacity as Managing Agent and
                                                as a Series 2000-1 Noteholder


                                             By:________________________________
                                                Name:
                                                Title:

                                             DRESDNER BANK AG, in its capacity
                                                as Managing Agent and as a
                                                Series 2000-1 Noteholder


                                             By:________________________________
                                                Name:
                                                Title:


                                             By:________________________________
                                                Name:
                                                Title:

                                             ING CAPITAL MARKETS LLC, in its
                                                capacity as Managing Agent and
                                                as a Series 2000-1 Noteholder


                                             By:________________________________
                                                Name:
                                                Title:

                                             ABN AMRO BANK N.V., in its capacity
                                                as Managing Agent and as a
                                                Series 2000-1 Noteholder


                                             By:________________________________
                                                Name:
                                                Title:


                                             By:________________________________
                                                Name:
                                                Title:

                                             DOLLAR THRIFTY FUNDING CORP., in
                                                its capacity as a Series
                                                1998-1 Noteholder


                                             By:________________________________
                                                Pamela S. Peck
                                                Vice President and Treasurer


                                             ENHANCEMENT PROVIDER:
                                             --------------------

                                             Credit Suisse First Boston, NEW
                                                YORK BRANCH


                                             By:________________________________
                                                Name:
                                                Title:


                                             By:________________________________
                                                Name:
                                                Title: